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PIPER MARBURY RUDNICK & WOLFE LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com


MAIN PHONE (410) 580-3000
     FAX  (410) 580-3001



                                February 28, 2002




     Prudential Global Total Return Fund, Inc.
     Gateway Center Three
     100 Mulberry Street
     Newark, New Jersey  07102

           Re:   Registration Statement on Form N-1A
                 -----------------------------------

     Ladies and Gentlemen:

          We have acted as special Maryland counsel to Prudential Global Total Return Fund, Inc., (the "Fund"), in connection with the registration under the Securities Act of 1933, as amended, by the Fund of up to 2,000,000,000 shares of Common Stock, par value $.01 per share, divided equally into four classes, designated as Class A, Class B, Class C, and Class Z (the "Shares"), pursuant to a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form N-1A, as amended by Amendment Nos. 8 and 16 (File Nos. 33-63943 and 811-4611) (the "Registration Statement"). This opinion is being furnished at your request in connection with the filing of the Registration Statement.

           In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

              (a) The Charter of the Fund (the "Charter") certified by the Maryland State Department of Assessments and Taxation (the "MSDAT").

              (b)  The By-Laws of the Fund.

              (c)  The Registration Statement.

              (d) The minutes of proceedings of the Board of Directors of the Fund relating to (i) the authorization of the issuance of the Shares, and (ii)
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                                       Prudential Global Total Return Fund, Inc.
                                                               February 28, 2002
                                                                          Page 2




           the authorization of the Registration Statement and the transactions contemplated thereby.

              (e) A short-form Good Standing Certificate for the Fund, dated a recent date, issued by the MSDAT.

              (f) A Certificate of Secretary of the Fund, dated as of the date hereof, as to certain factual matters (the "Certificate").

              (g) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

           In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.

           Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations set forth below, having regard for such legal considerations as we deem relevant, we are of the opinion and advise you that:


           1. The Fund has been duly incorporated and is validly existing under the laws of the State of Maryland.

           2. The Shares to be issued by the Fund pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement in an amount not to exceed the number of Shares authorized by the Charter but unissued, will be validly issued, fully paid and nonassessable.

           In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the principles of conflict laws) of the State of Maryland as currently in effect. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland. We assume no obligation to update or supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our
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                                       Prudential Global Total Return Fund, Inc.
                                                               February 28, 2002
                                                                          Page 3



     attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

           We hereby consent to the filing of this opinion as Exhibit (i) to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                              Very truly yours,



                              PIPER MARBURY RUDNICK & WOLFE LLP


                              /S/ Piper Marbury Rudnick & Wolfe LLP